EXHIBIT 10.1



        Agreement Between the Attorney General of the State of New York and
           the Superintendent of Insurance of the State of New York, and Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates
                   (collectively "Marsh") dated January 30, 2005

         WHEREAS, the New York Attorney General (the "Attorney General") commenced an action against Marsh & McLennan Companies, Inc. and Marsh Inc. pursuant to
Executive Law ss. 63 (12), the Donnelly Act (Gen. Bus. Law ss. 340 et seq.), the
Martin Act (Gen. Bus. Law ss. 352-c) and the common law of the State of New York dated October 14, 2004 (the "Complaint"), and has conducted an investigation related thereto (the "Attorney General's Investigation");

         WHEREAS, the Superintendent of Insurance of the State of New York (the
"Superintendent") issued a Citation to Marsh & McLennan Companies, Inc. and certain of its subsidiaries dated October 21, 2004 and an Amended Citation dated
October 25, 2004 (collectively, the "Amended Citation") pursuant to ss. 2110 of the Insurance Law, and has conducted an investigation related thereto (the
"Superintendent's Investigation");

         WHEREAS, the Attorney General and Superintendent have alleged that Marsh unlawfully deceived its clients by a) steering clients' insurance business to favored insurance companies, and b) soliciting fictitious bids in order to assure that insurance policies were placed to benefit favored insurers, as alleged in the Complaint;

         WHEREAS, Marsh is cooperating with the Attorney General and Superintendent's Investigations;

         WHEREAS, in the wake of the filing of the Complaint and the Amended
Citation, Marsh has adopted, and under this Agreement (the "Agreement"), will continue to adopt, a


                                        1


number of business reforms that will govern the conduct of Marsh's employees;

         WHEREAS, the Attorney General, the Superintendent and Marsh wish to enter into this Agreement to resolve all issues related to Marsh raised in the Complaint and the Amended Citation; WHEREAS, the Attorney General and Superintendent find the relief and agreements contained in this Agreement appropriate and in the public interest;

         WHEREAS, this Agreement is entered into solely for the purpose of resolving the Complaint and Amended Citation, and is not intended to be used for any other purpose;

         WHEREAS, without admitting or denying any claim in the Complaint or the assertions in the Amended Citation, Marsh is entering into this Agreement prior to any court making any findings of fact or conclusions of law pursuant to any allegations by the Attorney General or the Superintendent;

         WHEREAS, neither this Agreement, nor any acts performed nor documents executed in furtherance of this Agreement, may be used as an admission of the allegations and claims contained in the Complaint and the Amended Citation;

         NOW THEREFORE, Marsh, the Attorney General and the Superintendent hereby enter into this Agreement, with a statement of apology attached as Exhibit 1, and agree as follows:


                                        2


                                 MONETARY RELIEF
                                 ---------------

1. Marsh shall pay Eight Hundred Fifty Million Dollars ($850,000,000) into a fund
(the "Fund") over the next four years in four annual payments to be paid to Marsh's policyholder clients who retained Marsh to place, renew, consult on or service insurance where such placement resulted in contingent commissions or overrides. All of the money paid into the Fund and any interest earned thereon shall be paid to such policyholder clients pursuant to this Agreement. No portion of the Fund shall be considered a fine or a penalty. This sum is in full satisfaction of Marsh's obligations hereunder, and neither the Attorney General nor the Superintendent shall seek to impose on Marsh any other financial obligation or liability related to the Complaint or the Amended Citation.

2. Marsh shall A) by April 30, 2005 calculate, in accordance with a formula approved by the Attorney General, the amount of money each of the U.S.
policyholder clients who retained Marsh to place, renew, consult on or service insurance with inception or renewal dates between January 1, 2001 through December
31, 2004 where such placement, renewal, consultation or servicing resulted in contingent commissions or overrides recorded by Marsh between January 1, 2001 through December 31, 2004 (the "Relevant Period") is eligible to receive; B) within ten (10) days of completing these calculations, file a report with the Attorney General and the Superintendent, certified by an officer of Marsh, setting forth: I) each client's name and address; ii) the client's insurer(s), product line(s) and policy(ies) purchased and policy number(s); iii) the amount the client paid in premiums or consulting fees for each such policy; iv) for each such policy, the amount of contingent commission or override revenue recorded by Marsh during the Relevant Period attributable to that policy, in accordance with a calculation approved by the Attorney General and


                                        3


the Superintendent; and v) the amount of contingent commission or override revenue each client is eligible to receive for each such policy and in the aggregate for all such policies pursuant to this Agreement; and C) by May 20, 2005, send a notice, subject to the approval of the Attorney General and the Superintendent, to each client eligible to be paid from the Fund, setting forth items ii) through v), above, and stating that the amount paid may increase if there is less than full participation by eligible clients in the Fund. For the purposes of this paragraph, "U.S. policyholder clients" means U.S.-domiciled policyholder clients and policyholder clients who retained Marsh's U.S. offices to place, renew, consult on or service insurance.

3. Clients eligible to receive a distribution from the Fund shall have until September 20, 2005 to request a distribution. Eligible clients who voluntarily elect to receive a cash distribution (the "Participating Policyholders") shall tender a release in the form attached hereto as Exhibit 2. In the event that any eligible client elects not to participate or otherwise does not respond (the
"Non-Participating Policyholders"), that client's allocated share may be used by Marsh to satisfy any pending or other claims asserted by policyholders relating to these matters. In no event shall a distribution be made from the Fund to any Non-Participating Policyholder until all Participating Policyholders have been paid the full aggregate amount due as calculated pursuant to P. 2 above; nor shall the total payments from the Fund to any Non-participating Policyholder exceed 80% of that Non-participating Policyholder's original allocated share. If any funds remain in the fund as of June 20, 2008, any such funds shall be distributed on a pro rata basis to the Participating Policyholders.

4. In no event shall any of the funds in the Fund be used to pay attorney fees.


                                        4


5. Marsh shall pay $255,000,000 into the Fund on or before June 1, 2005. Marsh shall pay $255,000,000 into the Fund on or before June 1, 2006. Marsh shall pay
$170,000,000 into the Fund on or before June 1, 2007. Marsh shall pay $170,000,000 into the Fund on or before June 1, 2008.

6. On November 1, 2005, June 30, 2006, June 30, 2007, and June 30, 2008, Marsh
shall pay proportionally to each Participating Policyholder as much of that Participating Policyholder's aggregate share of the Fund as possible with the monies then available in the Fund pursuant to a calculation approved by the Attorney General and the Superintendent. Within forty-five (45) days of each payment from the fund, Marsh shall file a report with the Attorney General and the Superintendent, certified by an officer of Marsh, listing all amounts paid from the Fund.

                                 BUSINESS REFORMS
                                 ----------------

7. Within sixty (60) days of the effective date of this Agreement, Marsh shall undertake the following business reforms.

         A. Permissible Forms of Compensation
         ------------------------------------

8. In connection with its insurance brokerage, agency, producing, consulting and other services in placing, renewing, consulting on or servicing any insurance policy, Marsh shall accept only: a specific fee to be paid by the client; a specific percentage commission on premium to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; or a combination of both. Marsh shall accept no such commissions unless, before the binding of any such policy: (a) Marsh in plain, unambiguous written language fully discloses such commissions, in either dollars or percentage amounts; and (b) the client consents in writing. Nothing in this


                                        5


paragraph relieves Marsh of complying with additional requirements imposed by law, including the requirements for written documentation relating to fees paid directly by clients. Marsh may not retain interest earned on premiums collected on behalf of insurers without prior notification to the client, and only when such retention is consistent with the requirements of, and is permitted by, applicable law.

9. Marsh shall not hereafter, except as set forth in P. 8, above, directly or indirectly accept or request any thing of material value from an insurance company including, but not limited to, money, credits, loans, forgiveness of principal or interest, vacations, prizes, gifts or the payment of employee salaries or expenses
(hereinafter collectively "Compensation").

         B. Prohibition of Contingent Compensation
         -----------------------------------------

10. In placing, renewing, consulting on or servicing any insurance policy, Marsh shall not directly or indirectly accept from or request of any insurer any Contingent Compensation. For purposes of this Agreement, Contingent Compensation is any Compensation contingent upon Marsh's: a) placing a particular number of policies or dollar value of premium with the insurer, b) achieving a particular level of growth in the number of policies placed or dollar value of premium with the insurer, c) meeting a particular rate of retention or renewal of policies in force with the insurer, d) placing or keeping sufficient insurance business with the insurer to achieve a particular loss ratio or any other measure of profitability, e) providing preferential treatment in the placement process, including but not limited to the giving of last looks, first looks, rights of first refusal, or limiting the number of quotes sought from insurers for insurance placements, or f) obtaining anything else of material value for the insurer.


                                        6


         C. Prohibition of "Pay-To-Play" Arrangements
         --------------------------------------------

11. In placing, renewing, consulting on or servicing any insurance policy, Marsh shall not directly or indirectly accept from or request of any insurer any Compensation in connection with Marsh's selection of insurance companies from which to solicit bids for its clients.

         D. Prohibition of "Bid-Rigging" Arrangements
         --------------------------------------------

12. In placing, renewing, consulting on or servicing any insurance policy, Marsh shall not directly or indirectly knowingly accept from or request of any insurer any false, fictitious, inflated, artificial, "B" or "throw away" quote or indication, or any other quote or indication except for a quote or indication that represents the insurer's best evaluation at the time when the quote or indication is given of the minimum premium the insurer would require to bind the insurance coverage desired by Marsh's client. Nothing herein shall preclude Marsh from accepting or requesting any bona fide quote or indication.

         E. Prohibition of Reinsurance Brokerage "Leveraging"
         ----------------------------------------------------

13. In placing, renewing, consulting on or servicing any insurance policy, Marsh shall not directly or indirectly accept from or request of any insurer any promise or commitment to use any of Marsh's brokerage, agency, producing or consulting services, including reinsurance brokerage, agency or producing services, contingent upon any of the factors listed in P. 10 a) - f), above.

         F. Prohibition of Inappropriate Use of Wholesalers
         --------------------------------------------------

14. In placing, renewing, consulting on or servicing any insurance policy, Marsh shall not directly or indirectly knowingly place, renew, consult on or service its clients' insurance business through a wholesale broker unless agreed to by the client after full disclosure of a) the Compensation


                                        7


received or to be received by Marsh, b) any Marsh interest in or contractual agreement with the wholesaler, and c) any alternatives to using a wholesaler.

         G. Mandated Disclosures to Clients
         ----------------------------------

15. Marsh in placing, renewing, consulting on or servicing any insurance policy shall in writing: a) prior to binding, disclose to each client all quotes and indications sought and all quotes and indications received by Marsh in connection with the coverage of the client's risk with all terms, including but not limited to any Marsh interest in or contractual agreements with any of the prospective insurers, and all Compensation to be received by Marsh for each quote, in dollars if known at that time or as a percent of premium if the dollar amount is not known at that time, from any insurer or third party in connection with the placement, renewal, consultation on or servicing of insurance for that client; b) provide disclosure to each client and obtain written consent in accordance with P. 8 of this Agreement for each client, and c) disclose to each client at the end of each year all Compensation received during the preceding year or contemplated to be received from any insurer or third party in connection with the placement, renewal, consultation on or servicing of that client's policy.

         H. Standards of Conduct and Training
         ------------------------------------

16. Marsh shall implement company-wide written standards of conduct regarding
Compensation from insurers, consistent with the terms of this Agreement, subject to approval of the Superintendent, which implementation shall include, inter alia, appropriate training of relevant employees, including but not limited to training in business ethics, professional obligations, conflicts of interest, anti-trust and trade practices compliance, and record keeping.


                                        8


17. Marsh shall not place its own financial interest ahead of its clients' interests in determining the best available insurance product or service for its clients. Marsh shall communicate with its clients in sufficient detail to enable them to make informed choices on insurance products or services, and shall provide complete and accurate information to prospective and current clients on all proposals and bids received from insurers, including the amount of Compensation or other things of value that were or will be paid to Marsh by each insurer.

         J. Prohibition Against Violating New York Law
         ---------------------------------------------

18. Marsh shall not directly or indirectly engage or attempt to engage in violations of Executive Law ss. 63 (12), the Donnelly Act (Gen. Bus. Law ss. 340 et seq.), and the Martin Act (Gen. Bus. Law ss. 352-c).

         K. Limitation on Extraterritorial Effect
         ----------------------------------------

19. The provisions of paragraphs 7 through 17 shall apply only to those Marsh entities that (1) service clients domiciled in the United States; (2) place, renew, consult on or provide services for policies covering risks in the Unites
States; or (3) are, themselves, domiciled in the United States.


                                        9


                       MONITORING COMPLIANCE AND REPORTING
                       -----------------------------------

20. Marsh shall establish a Compliance Committee of the Board of Directors of Marsh and McLennan Companies, Inc. which shall monitor Marsh's compliance with the standards of conduct regarding Compensation from insurers and shall report on a quarterly basis to the Board of Directors the results of its monitoring activities for a period of five (5) years from the effective date of this Agreement.

21. Marsh shall maintain a record of all complaints received concerning any Compensation from an insurer which shall be provided to the Compliance Committee of the Board of Directors with the Compliance Committee's quarterly report and to the Superintendent annually commencing from the effective date of this Agreement.

22. The Board of Directors of Marsh & McLennan Companies, Inc. shall file annual reports with the Superintendent on compliance with the standards of conduct regarding Compensation arrangements for five (5) years commencing in December
2005, which shall also include the amount of each form of Compensation received by Marsh from each insurer with which it placed insurance during the preceding year.

                        COOPERATION WITH THE SUPERINTENDENT
                        -----------------------------------

23. Marsh shall be subject to annual examination by the Superintendent for five
(5) years at Marsh's expense beginning in 2005. Marsh shall fully cooperate with the Superintendent in such examinations. Marsh shall additionally provide private, secure office space, photocopying equipment and any other administrative or clerical resources necessary to assist in any examination,


                                        10

as well as all relevant data, provided upon request by the Superintendent in electronic or computerized format. The Superintendent may coordinate such examinations with other states.

                       COOPERATION WITH THE ATTORNEY GENERAL
                       -------------------------------------

24. Marsh shall fully and promptly cooperate with the Attorney General with regard to his Investigation, and related proceedings and actions, of any other person, corporation or entity, including but not limited to Marsh's current and former employees, concerning the insurance industry. Marsh shall use its best efforts to ensure that all its officers, directors, employees, and agents also fully and promptly cooperate with the Attorney General in his Investigation and related proceedings and actions. Cooperation shall include without limitation: (1) production voluntarily and without service of subpoena of any information and all documents or other tangible evidence reasonably requested by the Attorney General, and any compilations or summaries of information or data that the Attorney General reasonably requests be prepared; (2) without the necessity of a subpoena, having
Marsh's officers, directors, employees and agents attend any proceedings at which the presence of any such persons is requested by the Attorney General and having such persons answer any and all inquiries that may be put by the Attorney General
(or any of the Attorney General's deputies, assistants or agents) to any of them at any proceedings or otherwise ("proceedings" include but are not limited to any meetings, interviews, depositions, hearings, grand jury hearing, trial or other proceedings); (3) fully, fairly and truthfully disclosing all information and producing all records and other evidence in its possession relevant to all inquiries reasonably made by the Attorney General concerning any fraudulent or criminal conduct whatsoever about which it has any knowledge or information; (4) in the event any document is withheld or redacted on grounds


                                        11


of privilege, work-product or other legal doctrine, a statement shall be submitted in writing by Marsh indicating: a) the type of document; b) the date of the document; c) the author and recipient of the document; d) the general subject matter of the document; e) the reason for withholding the document; and f) the Bates number or range of the withheld document. The Attorney General may challenge such claim in any forum of its choice and may, without limitation, rely on all documents or communications theretofore produced or the contents of which have been described by Marsh, its officers, directors, employees, or agents; and (5)
Marsh shall not jeopardize the safety of any investigator or the confidentiality of any aspect of the Attorney General's Investigation, including sharing or disclosing evidence, documents, or other information with others during the course of the investigation, without the consent of the Attorney General. Nothing herein shall prevent Marsh from providing such evidence to other regulators, or as otherwise required by law.

25. Marsh shall comply fully with the terms of this Agreement. If Marsh violates the terms of P. 24 in any material respect, as determined solely by the Attorney
General: (1) the Attorney General may pursue any action, criminal or civil, against any entity for any crime it has committed, as authorized by law, without limitation; (2) as to any criminal prosecution brought by the Attorney General for violation of law committed within six years prior to the date of this Agreement or for any violation committed on or after the date of this Agreement, Marsh shall waive any claim that such prosecution is time barred on grounds of speedy trial or speedy arraignment or the statute of limitations.

                                 OTHER PROVISIONS
                                 ----------------

26. The Superintendent may take regulatory action to enforce this Agreement. The


                                        12


Superintendent may investigate or take regulatory action against any current or former Marsh employee who is licensed by the Superintendent.

27. Marsh shall not seek or accept, directly or indirectly, indemnification pursuant to any insurance policy, with regard to any or all of the amounts payable pursuant to this Agreement.

28. The Attorney General will promptly file a Notice Discontinuing Action with
Prejudice, in the form attached hereto as Exhibit 3, voluntarily dismissing the Complaint with prejudice, and will not initiate a new case against Marsh related to the matters set forth in the Complaint or uncovered to date by the Attorney
General's Investigation.

29. The Superintendent will promptly discontinue the administrative proceeding commenced by the Amended Citation with prejudice, pursuant to a Stipulation to be executed contemporaneously herewith in the form attached hereto as Exhibit 4, and will not initiate a new administrative proceeding against Marsh related to the matters set forth in the Amended Citation or uncovered to date by the Superintendent's Investigation.

30. This Agreement is not intended to disqualify Marsh, or any current employees of Marsh, from engaging in any business in New York or in any other jurisdiction.
Nothing in this Agreement shall relieve Marsh's obligations imposed by any applicable state insurance law or regulations or other applicable law.

31. This Agreement shall not confer any rights upon any persons or entities besides the Attorney General, the Superintendent and Marsh.

32. Marsh shall maintain custody of, or make arrangements to have maintained, all


                                        13


documents and records of Marsh related to this matter for a period of not less than six (6) years.

33. The Attorney General of the State of New York may make such application as appropriate to enforce or interpret the provisions of this Agreement, or in the alternative, maintain any action, either civil or criminal, for such other and further relief as the Attorney General may determine is proper and necessary for the enforcement of this Agreement. If compliance with any aspect of this Agreement proves impracticable, Marsh reserves the right to request that the parties modify the Agreement accordingly.

34. In any application or in any such action, facsimile transmission of a copy of any papers to current counsel for Marsh shall be good and sufficient service on Marsh unless Marsh designates, in a writing to the Attorney General, another person to receive service by facsimile transmission.

35. Facsimile transmission of a copy of this Agreement to counsel for each defendant shall be good and sufficient service on Marsh.

36. This Agreement shall be governed by the laws of the State of New York without regard to conflict of laws principles.

37. This Agreement may be executed in counterparts.


                                        14


         WHEREFORE, the following signatures are affixed hereto on this 30th day of
January, 2005.



         ELIOT SPITZER, ESQ.                 HOWARD MILLS




        _________________________            _________________________
        Attorney General                     Acting Superintendent of Insurance
        State of New York                    New York State Insurance Department
        120 Broadway, 25th  Floor            25 Beaver Street
        New York, NY 10271                   New York, NY 10004



        DAVIS POLK & WARDWELL


        By:  ___________________________
             Robert B. Fiske, Jr. Esq.
             Davis Polk & Wardwell
             450 Lexington Avenue
             New York, NY 10017
             (212)450-4000

        Attorneys for Marsh &
        McLennan Companies, Inc.

        Attorneys for Marsh Inc.



                                        15





                                    EXHIBIT 1

"MARSH INC. WOULD LIKE TO TAKE THIS OPPORTUNITY TO APOLOGIZE FOR THE CONDUCT THAT
LED TO THE ACTIONS FILED BY THE NEW YORK STATE ATTORNEY GENERAL AND SUPERINTENDENT
OF INSURANCE. THE RECENT ADMISSIONS BY FORMER EMPLOYEES OF MARSH AND OTHER
COMPANIES HAVE MADE CLEAR THAT CERTAIN MARSH EMPLOYEES UNLAWFULLY DECEIVED THEIR
CUSTOMERS. SUCH CONDUCT WAS SHAMEFUL, AT ODDS WITH MARSH'S STATED POLICIES AND
CONTRARY TO THE VALUES OF MARSH'S TENS OF THOUSANDS OF OTHER EMPLOYEES.



IN RESPONSE, WE HAVE TAKEN PROMPT, CORRECTIVE ACTION AND IMPLEMENTED A SERIES OF
BUSINESS AND CORPORATE GOVERNANCE REFORMS. THE EMPLOYEES OF MARSH INC. ASK OUR
CLIENTS AND OTHERS TO ALLOW US THE OPPORTUNITY TO REGAIN THEIR TRUST."


                                        16





                                     EXHIBIT 2

                                  GENERAL RELEASE
                                  ---------------

       This RELEASE (the "Release") is executed this ___ day of _______, 2005 by
RELEASOR (defined below) in favor of RELEASEE (defined below).


                                    DEFINITIONS
                                    -----------

       "RELEASOR" refers to [fill in name ___________] and any of its affiliates, subsidiaries, associates, general or limited partners or partnerships, predecessors, successors, or assigns, including, without limitation, any of their respective present or former officers, directors, trustees, employees, agents, attorneys, representatives and shareholders, affiliates, associates, general or limited partners or partnerships, heirs, executors, administrators, predecessors, successors, assigns or insurers acting on behalf of RELEASOR.

       "RELEASEE" refers to Marsh & McLennan Companies, Inc. and any of its subsidiaries, affiliates, associates, general or limited partners or partnerships, predecessors, successors, or assigns, including, without limitation, any of their respective present or former officers, directors, trustees, employees, agents, attorneys, representatives and shareholders, affiliates, associates, general or limited partners or partnerships, heirs, executors, administrators, predecessors, successors, assigns or insurers (collectively, "Marsh").

       "AGREEMENT" refers to a certain agreement between Marsh and the Attorney
General of the State of New York ("NYAG") and the Superintendent of Insurance of the State of New York ("NYSI") dated February ___, 2005, relating to an action commenced against Marsh by NYAG dated October 14, 2004 captioned The People of the State of New York against Marsh & McLennan Companies, Inc. and Marsh Inc., Index
No. 04/403342, and an investigation by NYAG relating to same (the "Complaint"), and a Citation and Amended Citation captioned In the Matter of Marsh & McLennan
Companies, Inc. et. al., (Amended Citation No. 2004-0123-C), issued to Marsh by
NYSI on October 21, 2004 and October 25, 2004, respectively, and an investigation by NYSI relating to same (collectively, the "Amended Citation").


                                      RELEASE
                                      -------

       1. In consideration for the total payment of $___________ in accordance with the terms of the Agreement, RELEASOR does hereby fully release, waive and forever discharge RELEASEE from any and all claims, demands, debts, rights, causes of action or liabilities whatsoever, including known and unknown claims, now existing or hereafter arising, in law, equity or otherwise, whether under state, federal or foreign statutory or common law, and whether possessed or asserted directly, indirectly, derivatively, representatively or in any other capacity
(collectively, "claims"), to the extent any such claims are based upon, arise out of or relate to, in whole or in part, any of the allegations, acts, omissions, transactions, events, types of conduct or matters that are the subject of the Complaint, the Amended Citation, except for claims which are based upon, arise out of or relate to the purchase or sale of Marsh securities.

       2. In the event that the total payment referred to in paragraph 1 is not made for any reason, then this RELEASE shall be deemed null and void, provided that any payments received by RELEASOR shall be credited to Marsh in connection with any claims that RELEASOR may assert against Marsh, or that are asserted on behalf of RELEASOR or by a class of which RELEASOR is a member, against Marsh.

       3. This RELEASE may not be changed orally and shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to choice of law principles, except to the extent that federal law requires that federal law governs. Any disputes arising out of or related to this RELEASE shall be


                                        17


subject to the exclusive jurisdiction of the Supreme Court of the State of New
York or, to the extent federal jurisdiction exists, the United States District
Court for the Southern District of New York.

       4. Releasor represents and warrants that the claims have not been sold, assigned or hypothecated in whole or in part.




Dated: _________________________________




RELEASOR: ______________________________


By: ____________________________________




Print Name: ____________________________


Title: _________________________________


                                        18





                                     EXHIBIT 4

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
- - - - - - - - - - - - - - - - - - - - -  x


THE PEOPLE OF THE STATE OF NEW YORK        :
by ELIOT SPITZER, Attorney General of      :
the State of New York,                     :
                                           :
Plaintiff,                                 :             Index No. 04/403342
                                           :
                                           :             NOTICE
                                                      DISCONTINUING
- against -                                :      ACTION WITH PREJUDICE
MARSH & McLENNAN COMPANIES, INC.           :
and MARSH INC.,                            :
                                           :
Defendants.                                :
- - - - - - - - - - - - - - - - - - - - -  x

       PLEASE TAKE NOTICE that, pursuant to CPLR ss 3217(a) and the agreement annexed hereto, plaintiff hereby discontinues this action with prejudice as of this date without costs to either party against the other.

Dated: New York, New York

       [date]

                                            ELIOT SPITZER,
                                            Attorney General of the State of New York



                                            By:  ____________________________________
                                                 David D. Brown, IV
                                                 Assistant Attorney General
                                                 120 Broadway
                                                 New York, NY 10271
                                                 (212)416-8198


                                        19


                              Attorney for Plaintiff

To:     Marsh & McLennan Companies, Inc.
        1166 Avenue of the Americas
        New York, New York 10036.

        Marsh Inc.
        1166 Avenue of the Americas
        New York, New York 10036.

WHEREFORE, the following signatures are affixed hereto this ___________ day of January,
2005.

Marsh & McLennan Companies, Inc.

By: ________________________

Marsh Inc.

By: ________________________


Eliot Spitzer, Attorney General of
the State of New York




By: __________________


                                        20





                                     EXHIBIT 4


                                 STATE OF NEW YORK
                               INSURANCE DEPARTMENT
                                 25 BEAVER STREET
                             NEW YORK, NEW YORK 10004

- - - - - - - - - - - - - - - - - - - - - -
             In the Matter of

MARSH & McLENNAN COMPANIES, INC.,
MARSH, INC., MARSH PLACEMENT INC.
(formerly known as Marsh Global Broking
Inc.), MARSH USA INC., MARSH USA (ALASKA),             STIPULATION
MARSH USA (CONNECTICUT), MARSH USA                     No. 2004-0123-C
(MASSACHUSETTS), MARSH USA (MICHIGAN),
MARSH USA (NEVADA), MARSH USA (OHIO),
MARSH USA (PENNSYLVANIA), MARSH USA
(TEXAS), MARSH USA (UTAH), MARSH
INSURANCE AGENCY & INVESTMENTS and
SEABURY & SMITH INC.,

                                   Respondents.
- - - - - - - - - - - - - - - - - - - - - -

       WHEREAS, Marsh Placement Inc. (formerly known as Marsh Global Broking Inc.)
is licensed as a broker under Section 2104 of the New York Insurance Law
("Insurance Law") and as an excess line broker under Section 2105 of the Insurance
Law; Marsh USA Inc. is licensed as a broker under Section 2104 of the Insurance
Law, as an excess line broker under Section 2105 of the Insurance Law and as an agent under Section 2103(b) of the Insurance Law; Marsh USA (Alaska) is licensed as an agent under Section 2103(b) of the Insurance Law; Marsh USA (Connecticut) is licensed as a broker under Section 2104 of the Insurance Law, as an excess line broker under Section 2105 of the Insurance Law and as an agent under Section
2103(a) of the Insurance Law; Marsh USA (Massachusetts) is licensed as a broker under Section 2104 of the Insurance Law and as an agent under Section 2103(a) of the Insurance Law; Marsh USA (Michigan) is licensed as a broker under Section 2104 of the Insurance Law and as an agent under Section 2103(a) of the Insurance Law;
Marsh USA (Nevada) is licensed as a broker under Section 2104 of the Insurance
Law; Marsh USA (Ohio) is licensed as an agent under Section 2103(b) of the Insurance Law; Marsh USA (Pennsylvania) is licensed as a broker under Section 2104 of the Insurance Law, as an excess line broker under Section 2105 of the Insurance
Law, as an agent under Section 2103 (a) and (b) of the Insurance Law, and as a life broker under Section 2104(b)(1)(A) of the Insurance Law; Marsh USA (Utah) is licensed as a broker under Section 2104 of the Insurance Law; Marsh USA (Texas) is licensed as an agent under Section 2103(b) of the Insurance Law; Marsh Insurance
Agency & Investments is licensed as an agent under Section 2103(a) of the Insurance Law; Seabury & Smith Inc. is licensed as a broker under Section 2104 of


                                        21


In the Matter of Marsh & McLennan Companies, Inc., et al.                  Page 22


the Insurance Law, as an excess line broker under Section 2105 of the Insurance
Law, as an agent under Section 2103(a) and (b) of the Insurance Law, and as an independent adjuster under Section 2108 of the Insurance Law; and Marsh Inc. is a Delaware corporation with its principal place of business in the State of New
York; and

       WHEREAS, all of the foregoing Respondents are wholly owned subsidiaries of Respondent Marsh & McLennan Companies, Inc., which is a Delaware corporation with its principal place of business in the State of New York; and

       WHEREAS, on or about October 14, 2004, the Attorney General of the State of New York commenced a civil action in the Supreme Court of the State of New York, County of New York, The People of the State of New York v. Marsh & McLennan
Companies, Inc., et al., Index No. 04-403342 (the "Civil Action"), charging
Respondents Marsh & McLennan Companies, Inc. and Marsh Inc. with fraudulent and anti-competitive practices in connection with the brokering of insurance business in violation of the New York Executive Law, the General Business Law and common law; and

       WHEREAS, the Civil Action has been resolved pursuant to an Agreement
Between the Attorney General of the State of New York, the Superintendent of
Insurance and Marsh & McLennan Companies, Inc. and Marsh Inc., dated January 30,
2005 ("Settlement Agreement"), a copy of which is annexed hereto; and

       WHEREAS, the attached Amended Citation, dated October 25, 2004, charging the Respondents with having used fraudulent, coercive and/or dishonest practices, having demonstrated untrustworthiness, violating Section 340 of the General
Business Law, and having engaged in determined violations of the Insurance Law, was duly served on the Respondents; and

       WHEREAS, Respondents have been advised and are aware of their statutory right to notice and a hearing on said charges; and

       WHEREAS, Respondents desire to resolve said charges by entering into a Stipulation on the terms and conditions hereinafter set forth in lieu of proceeding with a hearing in this matter; NOW THEREFORE,

       IT IS HEREBY STIPULATED AND AGREED by and between the Respondents and the
New York State Insurance Department ("Department"), subject to the approval of the Superintendent of Insurance, as follows:

       1. Respondents waive their right to further notice and hearing in this matter, and agree to fully comply with all of the terms and conditions of the Settlement Agreement.

       2. Respondents agree to cooperate fully in all Department examinations of Respondents and in all Department investigations of current or former employees of Respondents or licensees of the Department.

       3. Respondents acknowledge that this Stipulation may be used against them in any future Department proceeding if there is reason to believe the terms of the Settlement Agreement or this Stipulation have been violated by Respondents, orif the Department institutes disciplinary action against any Respondent for any reason other than the acts considered herein.

       4. The proceeding initiated by the attached Amended Citation is hereby resolved and discontinued by the Department.


                                        22


In the Matter of Marsh & McLennan Companies, Inc., et al.                  Page 23



Dated: New York, NY
        January   , 2005



                                NEW YORK STATE INSURANCE DEPARTMENT




                                By: _____________________________________
                                              Jon G. Rothblatt
                                             Principal Attorney



                                MARSH & McLENNAN COMPANIES, INC.,
                                MARSH, INC., MARSH PLACEMENT INC.
                                (formerly known as Marsh Global Broking
                                Inc.), MARSH USA INC., MARSH USA (ALASKA),
                                MARSH USA (CONNECTICUT), MARSH USA
                                (MASSACHUSETTS), MARSH USA (MICHIGAN),
                                MARSH USA (NEVADA), MARSH USA (OHIO),
                                MARSH USA (PENNSYLVANIA), MARSH USA
                                (TEXAS), MARSH USA (UTAH), MARSH
                                INSURANCE AGENCY & INVESTMENTS and
                                SEABURY & SMITH INC.,




                                By: _____________________________________
                                    Name:
                                    Title:





STATE OF NEW YORK          )
                           )ss.:
COUNTY OF                  )

            On this        day of January, 2005, before me personally came

                                           , to me known, who, being by me duly sworn, did depose
and say that he/she resides at
                           ; that he/she is the                                                of
Marsh & McLennan Companies Inc., the corporation described in and which executed the above instrument


                                        23


In the Matter of Marsh & McLennan Companies, Inc., et al.                  Page 24


on behalf of each of the entities listed above; and that he/she signed his/her name thereto by order of the board of directors of said corporation.


                                                           ________________________________
                                                                    Notary Public



                   THE FOREGOING STIPULATION IS HEREBY APPROVED.


Dated:      New York, NY
            January        , 2005

                                                        HOWARD MILLS
                                             Acting Superintendent of Insurance



                                         By: ______________________________
                                                          Audrey Samers
                                             Deputy Superintendent & General Counsel


                                        24